December 5, 1995


Southwestern Energy Company
1083 Sain Street
Fayetteville, AR  72703

Ladies and Gentlemen:

         I am Assistant Secretary of Southwestern Energy Company, an Arkansas corporation (the "Company"), and as such have acted as the Company's advisor in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (No. 33-63895)(as amended when it became effective, the "Registration Statement") and the related prospectus (the "Prospectus"), as supplemented by the prospectus supplement dated November 30, 1995 (the "Prospectus Supplement"), relating to the offering from time to time of the Company's debt securities up to an aggregate initial public offering or purchase price of U.S. $250,000,000 in accordance with Rule 415 under the Securities Act, and the offering of $125,000,000 aggregate principal amount of the Company's 6.70% Senior Notes (the "Notes"), represented by a global security (the "Global Security"), to be issued under an indenture dated as of December 1, 1995 (the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Trustee").

         I have participated in the preparation of the Registration Statement, the Prospectus, the Prospectus Supplement, the Indenture and the Global Security and have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, I have assumed the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.

         Based on the foregoing, it is my opinion that:

         1. The execution and delivery by the Company of the Indenture have been duly authorized by all necessary corporate action of the Company and the Indenture has been duly executed and delivered by the Company under the law of the State of Arkansas, and assuming the due authorization, execution and delivery of the Indenture

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Southwestern Energy Company
December 5, 1995
Page Two

by the Trustee, as to which no opinion is expressed, the indenture will be a legal, valid, binding and enforceable agreement of the Company.

         2. The execution and delivery by the Company of the Notes have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of the Indenture and the Global Security has been duly executed and delivered by the Company under the law of the State of Arkansas, and when the Global Security is authenticated by the Trustee, and the Notes have been sold as described in the Registration Statement, the Prospectus and the Prospectus Supplement relating to the Notes, such Notes will constitute legal, valid, binding and enforceable obligations of the Company.

         Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligation of the Company,
(a) I have assumed that the Company and each other party to such agreement or obligation other than the Company has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the law of the State of Arkansas and the federal law of the Untied States of America relating to energy matters) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

         In rendering this opinion, I express no opinion other than as to the law of the State of Arkansas and the federal law of the United States of America relating to energy matters.

Very truly yours,

JEFFREY L. DANGEAU
------------------

Jeffrey L. Dangeau
Assistant Secretary
Southwestern Energy Company


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